Exhibit A-2
(Unaudited)

Nicor Inc.
Consolidating Balance Sheet
December 31, 2002
(Millions)

				Nicor Energy
		Nicor	Birdsall,	Ventures
	Nicor Inc.	Gas	Inc. (a)	Company (b)

ASSETS
Current assets
Cash and cash equivalents	$0.9	$182.2	$17.4	$16.6
Short-term investments, at cost which approximates market	—	—	25.3	0.4
Receivables	92.2	393.1	32.4	52.2
Notes receivable — joint ventures	—	—	—	—
Gas in storage	—	18.6	—	33.7
Deferred gas costs	—	—	—	—
Deferred income taxes	2.5	31.4	1.0	—
Other	4.5	12.2	6.2	2.0

	100.1	637.5	82.3	104.9

Investments in continuing subsidiaries	1,424.5	—	—	—

Property, plant and equipment, at cost
Gas distribution	—	3,558.1	—	—
Shipping	—	—	309.1	—
Other	0.2	—	—	5.4

	0.2	3,558.1	309.1	5.4
Less accumulated depreciation	0.2	1,910.1	164.7	1.0

	—	1,648.0	144.4	4.4

Prepaid pension costs	—	177.1	—	—
Other assets	14.6	82.2	96.1	6.4

	$1,539.2	$2,544.8	$322.8	$115.7

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Nonoperating
		Subsidiaries,
		Adjustments
	Nicor	and
	Horizon, Inc.	Eliminations	Consolidated

ASSETS
Current assets
Cash and cash equivalents	$0.9	$(142.8)	$75.2
Short-term investments, at cost which approximates market	—	—	25.7
Receivables	—	(102.5)	467.4
Notes receivable — joint ventures	—	—	—
Gas in storage	—	—	52.3
Deferred gas costs	—	—	—
Deferred income taxes	—	—	34.9
Other	—	27.3	52.2

	0.9	(218.0)	707.7

Investments in continuing subsidiaries	—	(1,424.5)	—

Property, plant and equipment, at cost
Gas distribution	—	—	3,558.1
Shipping	—	—	309.1
Other	—	—	5.6

	—	—	3,872.8
Less accumulated depreciation	—	—	2,076.0

	—	—	1,796.8

Prepaid pension costs	—	—	177.1
Other assets	18.5	—	217.8

	$19.4	$(1,642.5)	$2,899.4

(a)	From Birdsall, Inc. consolidated column on Exhibit A-5.
(b)	From Nicor Energy Ventures Company consolidated column on Exhibit A-8.

Note:	Subsidiaries combined under “Other Subsidiaries” in Exhibits A-4 through A-9 aggregate less than 2% of Nicor Inc. consolidated assets or consolidated revenue.

Exhibit A-2
(Unaudited)

Nicor Inc.
Consolidating Balance Sheet
December 31, 2002
(Millions)

				Nicor Energy
		Nicor	Birdsall,	Ventures
	Nicor Inc.	Gas	Inc. (a)	Company (b)

LIABILITIES AND CAPITALIZATION
Current liabilities
Long-term obligations due within one year	$—	$100.5	$—	$—
Short-term borrowings	744.5	315.0	22.5	38.7
Accounts payable	18.0	461.7	31.7	54.7
Accrued gas costs	—	67.3	—	—
Accrued mercury-related costs	—	5.0	—	—
Accrued dividends payable	20.3	21.1	—	—
Other	(22.4)	46.4	(10.5)	(0.3)

	760.4	1,017.0	43.7	93.1

Deferred credits and other liabilities
Deferred income taxes	22.7	253.5	103.5	2.0
Regulatory income tax liability	—	62.2	—	—
Unamortized investment tax credits	—	37.5	—	—
Accrued mercury-related costs	—	18.4	—	—
Other	23.3	145.2	1.5	2.9

	46.0	516.8	105.0	4.9

Capitalization
Long-term debt	—	396.2	—	—
Preferred stock
Redeemable	4.3	5.6	—	—
Nonredeemable	—	1.4	—	—
Common stock	110.0	76.2	0.5	8.4
Paid-in capital	3.8	108.0	—	3.8
Retained earnings	621.3	424.5	173.6	5.4
Unearned compensation	(0.3)	—	—	—
Accum. other comprehensive income	(6.3)	(0.9)	—	0.1

	732.8	1,011.0	174.1	17.7

	$1,539.2	$2,544.8	$322.8	$115.7

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Nonoperating
		Subsidiaries,
		Adjustments
	Nicor	and
	Horizon, Inc.	Eliminations	Consolidated

LIABILITIES AND CAPITALIZATION
Current liabilities
Long-term obligations due within one year	$—	$(0.5)	$100.0
Short-term borrowings	—	(805.7)	315.0
Accounts payable	0.3	(10.1)	556.3
Accrued gas costs	—	—	67.3
Accrued mercury-related costs	—	—	5.0
Accrued dividends payable	—	(21.1)	20.3
Other	(4.0)	25.5	34.7

	(3.7)	(811.9)	1,098.6

Deferred credits and other liabilities
Deferred income taxes	4.3	0.1	386.1
Regulatory income tax liability	—	—	62.2
Unamortized investment tax credits	—	—	37.5
Accrued mercury-related costs	—	—	18.4
Other	—	(5.2)	167.7

	4.3	(5.1)	671.9

Capitalization
Long-term debt	—	—	396.2
Preferred stock
Redeemable	—	(5.6)	4.3
Nonredeemable	—	(1.4)	—
Common stock	1.0	(86.1)	110.0
Paid-in capital	16.5	(128.3)	3.8
Retained earnings	0.9	(604.5)	621.2
Unearned compensation	—	—	(0.3)
Accum. other comprehensive income	0.4	0.4	(6.3)

	18.8	(825.5)	1,128.9

	$19.4	$(1,642.5)	$2,899.4

(a)	From Birdsall, Inc. consolidated column on Exhibit A-5.
(b)	From Nicor Energy Ventures Company consolidated column on Exhibit A-8.

Note:	Subsidiaries combined under “Other Subsidiaries” in Exhibits A-4 through A-9 aggregate less than 2% of Nicor Inc. consolidated assets or consolidated revenue.